Exhibit 99.1(a)(5)(D)

Case 3:18-cv-06731 Document 1 Filed 11/06/18 Page 1 of 12 1 2 3 4 5 6 7 8 9 10 11 12 13 14 15 16 17 18 19 20 21 22 23 24 25 26 27 28 TOSTRUD LAW GROUP, P.C. JON A. TOSTRUD 1925 Century Park East. Suite 2100 Los Angeles, CA 90067 Telephone: (310) 278-2600 Facsimile: (310) 278-2640 Email: jtostrud@tostrudlaw.com GAINEY McKENNA & EGLESTON THOMAS J. MCKENNA 440 Park Avenue South, 5th Floor New York, New York 10016 Telephone: (212) 983-1300 Facsimile: (212) 983-0383 Email: tjmckenna@gme-law.com Attorneys for Plaintiff UNITED STATES DISTRICT COURT NORTHERN DISTRICT OF CALIFORNIA Case No.: 18-6731 CLASS ACTION COMPLAINT FOR VIOLATION OF SECTIONS 14(e) AND 20(a) OF THE SECURITIES EXCHANGE ACT OF 1934 L. GREENWOOD, RONALD W. JURY TRIAL DEMANDED MELVYN KLEIN, Individually and on Behalf of All Others Similarly Situated, Plaintiff, v. CORIUM INTERNATIONAL, INC., PHYLLIS I. GARDNER, M.D., DAVID EASTMAN, PAUL GODDARD, PH. D, IVAN P. GERGEL, M.D., PETER D. STAPLE, ERIC H. BJERKHOLT, BHASKAR CHAUDHURI, PH.D, and ROBERT W. THOMAS, Defendants.

Case 3:18-cv-06731 Document 1 Filed 11/06/18 Page 2 of 12 1 2 3 4 5 6 7 8 9 10 11 12 13 14 15 16 17 18 19 20 21 22 23 24 25 26 27 28 Plaintiff Melvyn Klein (“Plaintiff”), by his undersigned attorneys, alleges the following on information and belief, except as to the allegations specifically pertaining to Plaintiff, which are based on personal knowledge. NATURE AND SUMMARY OF THE ACTION 1. Plaintiff brings this action on behalf of himself and the public shareholders of Corium International, Inc. (“Corium” or the “Company”) against the Company and its Board of Directors (the “Board”) for violations of Sections 14(e) and 20(a) of the Securities Exchange Act of 1934 (“Exchange Act”), §§ 78n(e) and 78t(a) in connection with the proposed acquisition of Corium by certain affiliates of Gurnet Point Capital (“GPC”). 2. On October 11, 2018, the Corium announced that it had entered into an agreement and plan of merger (the “Merger Agreement”) with GPC. GPC is offering to purchase any and all of the outstanding shares of Corium common stock (the “Transaction”) for $12.50 in cash and one Contingent Value Right of $0.50 (“CVR”) per share (the “Merger Consideration”). 3. The Transaction commenced October 26, 2018, and the Company concurrently filed a Recommendation Statement on Schedule 14D-9 (the “14D-9”) with the SEC, recommending that the Company’s shareholders tender their shares for the Transaction price. The Transaction is set to expire on November 26, 2018. 4. Plaintiff alleges that the 14D-9 is materially false and/or misleading because, inter alia, it fails to disclose certain material internal financial information about the Company, relied on by the Individual Defendants to recommend the Transaction and by the Company’s financial advisor, Guggenheim Securities, LLC (“Guggenheim”) to render an opinion that the Transaction is fair to Corium shareholders, which omissions render the 14D-9 incomplete and/or misleading. JURISDICTION AND VENUE 5. This Court has jurisdiction over the claims asserted herein for violations of Sections 14(e) and 20(a) of the Exchange Act. The Court has subject 1

Case 3:18-cv-06731 Document 1 Filed 11/06/18 Page 3 of 12 1 2 3 4 5 6 7 8 9 10 11 12 13 14 15 16 17 18 19 20 21 22 23 24 25 26 27 28 matter jurisdiction pursuant to § 27 of the Exchange Act, 15 U.S.C. § 78aa, and 28 U.S.C. § 1331 (federal question jurisdiction). 6. This Court has jurisdiction over Defendants because each defendant is either a corporation that conducts business in and maintains operations within this District or is an individual with sufficient minimum contacts with this District so as to make the exercise of jurisdiction by this Court permissible under traditional notions of fair play and substantial justice. 7. Venue is proper in this District pursuant to 28 U.S.C. § 1391 because Plaintiff’s claims arose in this District, where a substantial portion of the actionable conduct took place, where most of the documents are electronically stored, and where the evidence exists. Corium is headquartered in this District. THE PARTIES 8. Plaintiff Melvyn Klein is, and has been at all times relevant hereto, a stockholder of Corium. See attached certification. 9. Defendant Corium is a Delaware corporation with its principal executive offices located at 235 Constitution Drive, Menlo Park, California 94025. 10. Defendant Phyllis I. Gardner, M.D. (“Gardner”) has been a director of the Company since 2014. 11. Defendant David L. Greenwood (“Greenwood”) has been a director of the Company since 2010 and has served as Chairman since 2014. 12. Defendant Ivan P. Gergel, M.D. (“Gergel”) has been a director of the Company since 2014. 13. Defendant Ronald W. Eastman (“Eastman”) has been a director of the Company since 2007. 14. Defendant Paul Goddard, Ph. D. (“Goddard”) has been a director of the Company since 2014. 15. Defendant Peter D. Staple (“Staple”) has served as President, Chief Executive Officer, and a director of the Company since 2008. 2

Case 3:18-cv-06731 Document 1 Filed 11/06/18 Page 4 of 12 1 2 3 4 5 6 7 8 9 10 11 12 13 14 15 16 17 18 19 20 21 22 23 24 25 26 27 28 16. Defendant Eric H. Bjerkholt (“Bjerkholt”) has been a director of the Company since 2015. 17. Defendant Bhaskar Chaudhuri, Ph. D. (“Chaudhuri”) has been a director of the Company since 2010. 18. Defendant Robert W. Thomas (“Thomas”) has been a director of the Company since 2007. 19. TheIndividualDefendantsreferencedinparagraphs10-18are collectively referred to herein as the “Individual Defendants” and/or the “Board.” CLASS ACTION ALLEGATIONS 20. Plaintiff brings his claim as a class action pursuant to Rule 23 of the Federal Rules of Civil Procedure on behalf of all persons and entities that own Corium common stock (the “Class”). Excluded from the Class are Defendants and their affiliates, immediate families, legal representatives, heirs, successors or assigns and any entity in which defendants have or had a controlling interest. 21. Plaintiff’s claim is properly maintainable as a class action under Rule 23 of the Federal Rules of Civil Procedure. 22. The Class is so numerous that joinder of all members is impracticable. While the exact number of Class members is unknown to Plaintiff at this time and can only be ascertained through discovery, Plaintiff believes that there are thousands of members in the Class. 23. As of October 22, 2018, there were approximately 36,546,444 shares of Company common stock issued and outstanding. All members of the Class may be identified from records maintained by Corium or its transfer agent and may be notified of the pendency of this action by mail, using forms of notice similar to that customarily used in securities class actions. 24. Questions of law and fact are common to the Class and predominate over questions affecting any individual Class member, including, among inter alia: 3

Case 3:18-cv-06731 Document 1 Filed 11/06/18 Page 5 of 12 1 2 3 4 5 6 7 8 9 10 11 12 13 14 15 16 17 18 19 20 21 22 23 24 25 26 27 28 (a) Is the Class entitled to injunctive relief or damages as a result of Defendants’ wrongful conduct; (b) WhetherDefendantshavedisclosedandwilldiscloseall material facts about the Transaction to stockholders; (c) Have the Individual Defendants breached their fiduciary duties of loyalty and/or care with respect to Plaintiff and the other members of the Class in connection with the Transaction; and (e)Whether Plaintiff and the other members of the Class would be irreparably harmed were the transactions complained of herein consummated. 25. Plaintiff will fairly and adequately protect the interests of the Class and has no interests contrary to or in conflict with those of the Class that Plaintiff seeks to represent. Plaintiff has retained competent counsel experienced in litigation of this nature. 26. A class action is superior to all other available methods for the fair and efficient adjudication of this controversy.Plaintiff knows of no difficulty to be encountered in the management of this action that would preclude its maintenance as a class action. 27. Defendants have acted on grounds generally applicable to the Class with respect to the matters complained of herein, thereby making appropriate the relief sought herein with respect to the Class as a whole. SUBSTANTIVE ALLEGATIONS The Transaction 28. The Merger Consideration is inadequate in light of the Company’s recent announcements regarding Corplex Donepezil. 29. For example, in August 2018, the Company reported that it remains on track to file a New Drug Application with the FDA in the first quarter of 2019. Moreover, two U.S. patents were issued this year, which “establish the foundation 4

Case 3:18-cv-06731 Document 1 Filed 11/06/18 Page 6 of 12 1 2 3 4 5 6 7 8 9 10 11 12 13 14 15 16 17 18 19 20 21 22 23 24 25 26 27 28 of a strong IP portfolio for the transdermal delivery of donepezil and extend patent coverage of the product to at least July 2037.” See www.sec.gov/Archives/edgar/data/1594337/000155837018006893/ex-99d1.htm. 30. In short, Corium is well-positioned for financial growth. Thus, the Transaction does not adequately compensate the Company’s shareholders. The Company’s Financial Forecasts 31.The Company’s 14D-9 provides values for non-Generally Accepted AccountingPrinciples(“GAAP”)financialmeasures,EBIT,EBITDA,and Unlevered Free Cash Flow (“UFCF”). 32. However, the Company’s 14D-9 does not provide the line items used in its respective calculation or a reconciliation to their respective most comparable GAAP measures. 33. The SEC has emphasized that disclosure of non-GAAP forecasts can be inherently misleading and has therefore heightened its scrutiny of the use of such forecasts. The SEC’s Division of Corporation Finance released a new and updated Compliance and Disclosure Interpretation (“C&DIs”) on the use of non-GAAP financial measures to clarify the extremely narrow and limited circumstances, known as the business combination exemption, where Regulation G would not apply. 34. The Company must disclose the line item forecasts for the financial metrics that were used to calculate the aforementioned non-GAAP measures. Such forecasts are necessary to make the non-GAAP forecasts included in the 14D-9 not misleading. 35. The Company’s 14D-9 provides an incomplete and materially misleading understanding of the Company’s future financial prospects and the inputs and assumptions for which those prospects are based. Guggenheim’s Financial Analysis 5

Case 3:18-cv-06731 Document 1 Filed 11/06/18 Page 7 of 12 1 2 3 4 5 6 7 8 9 10 11 12 13 14 15 16 17 18 19 20 21 22 23 24 25 26 27 28 36. The 14D-9 discloses certain financial projections for years 2019-2037, which were developed by the Company’s senior management, relied upon the Board in recommending the Transaction, and used by Guggenheim in rendering its fairness opinions. Id. at 44. 37. With respect to the Corium Financing-Adjusted Discounted Cash Flow Analysis, the Company’s 14D-9 discloses that it “preformed stand-alone financing-adjusted discounted cash flow analysis of Corium based on Corium’s after-tax unlevered free cash flows (“UFCF”), which Guggenheim generated using the management projections. 38. However, the Company’s 14D-9 fails to disclose: (a) the definition of UFCF; (b) a reconciliation of UFCF to its most comparable GAAP compliant financial measure; or (c) line items used in its calculation. 39. The Company’s 14D-9 also fails to disclose the projected terminal values for the Company and the inputs and assumptions underlying the range of discount rates ranging from 12.50% to 14.80% for the specialty pharmaceutical portion of the Company’s business and 12.00% to 13.60% for the contract manufacturing portion of the Company’s business, which the 14D-9 states was based on Guggenheim’s estimate of Corium’s weighted average cost of capital for each business portion. 40. With respect to the Premiums Paid in Selected Merger and Acquisition Transactions, the Company’s 14D-9 fails to disclose the individual multiples and financial metrics for each transaction selected by Guggenheim. CLAIMS FOR RELIEF COUNT I Class Claims Against All Defendants for Violations of Section 14(e) of the Securities Exchange Act 6

Case 3:18-cv-06731 Document 1 Filed 11/06/18 Page 8 of 12 1 2 3 4 5 6 7 8 9 10 11 12 13 14 15 16 17 18 19 20 21 22 23 24 25 26 27 28 41. Plaintiff incorporates each and every allegation set forth above as if fully set forth herein. 42. Section 14(e) of the Exchange Act provides that it is unlawful “for any person to make any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made, in the circumstances under which they are made, not misleading . . . .” 78n(e). light of the 15 U.S.C. § 43. As discussed above, Corium filed and delivered the 14D-9 to its shareholders, which Defendants knew contained, or recklessly disregarded, material omissions and misstatements described herein. 44. Defendants violated § 14(e) of the Exchange Act by issuing the 14D-9 in which they made untrue statements of material facts or failed to state all material facts necessary in order to make the statements made, in the light of the circumstances under which they are made, not misleading, in conjunction with the Transaction. Defendants knew or recklessly disregarded that the 14D-9 failed to disclose material facts necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading. 45. The 14D-9 was prepared, reviewed and/ordisseminated by Defendants. It misrepresented and/or omitted material facts, including material information about the consideration offered to stockholders via the Transaction, the intrinsic value of the Company, the Company’s financial projections, and the financial advisor’s valuation analyses and resultant fairness opinion. 46. In so doing, Defendants made untrue statements of material fact and omitted material information necessary to make the statements that were made not misleading in violation of § 14(e) of the Exchange Act. By virtue of their positions within the Company and/or roles in the process and in the preparation of the 14D-9, Defendants were aware of this information and their obligation to disclose this information in the 14D-9. 7

Case 3:18-cv-06731 Document 1 Filed 11/06/18 Page 9 of 12 1 2 3 4 5 6 7 8 9 10 11 12 13 14 15 16 17 18 19 20 21 22 23 24 25 26 27 28 47. The omissions and misleading statements in the 14D-9 are material in that a reasonable stockholder would consider them important in deciding whether to tender their shares or seek appraisal. In addition, a reasonable investor would view the information identified above, which has been omitted from the 14D-9 as altering the “total mix” of information made available to stockholders. 48. Defendants knowingly, or with deliberate recklessness, omitted the material information identified above from the 14D-9, causing certain statements therein to be materially incomplete and therefore misleading. Indeed, while Defendants undoubtedly had access to and/or reviewed the omitted material information in connection with approving the Transaction, they allowed it to be omitted from the 14D-9, rendering certain portions of incomplete and therefore misleading. 49.The misrepresentations and omissions in the Plaintiff,andPlaintiffandCoriumshareholderswill the 14D-9 materially 14D-9 are material to bedeprivedoftheir entitlement to make a fully informed decision if such misrepresentations and omissions are not corrected prior to the expiration of the Transaction. COUNT I I Class Claims Against the Individual Defendants for Violation of Section 20(a) of the Exchange Act 50. forth herein. Plaintiff repeats and re-alleges the preceding allegations as if fully set 51.The Individual Defendants acted as controlling persons of Corium within the meaning of Section 20(a) of the Exchange Act as alleged herein. By virtue of their positions as officers or directors of Corium and participation in or awareness of the Company’s operations or intimate knowledge of the false statements contained in the Registration Statement filed with the SEC, they had the power to influence and control and did influence and control, directly or indirectly, 8

Case 3:18-cv-06731 Document 1 Filed 11/06/18 Page 10 of 12 1 2 3 4 5 6 7 8 9 10 11 12 13 14 15 16 17 18 19 20 21 22 23 24 25 26 27 28 the decision-making of the Company, including the content and dissemination of the various statements which Plaintiff contends are false and misleading. 52. Each of the Individual Defendants was provided with or had unlimited access to copies of the 14D-9 and other statements alleged by Plaintiff to be misleading prior to or shortly after these statements were issued and had the ability to prevent the issuance of the statements or cause the statements to be corrected. 53. In particular, each of the Individual Defendants had direct and supervisory involvement in the day-to-day operations of the Company, and, therefore, is presumed to have had the power to control or influence the particular transactions giving rise to the securities violations as alleged herein and exercised the same. The 14D-9 at issue contains the unanimous recommendation of each of the Individual Defendants to approve the Transaction. They were, thus, directly involved in the making of this document. 54. In addition, as the 14D-9 sets forth at length, and as described herein, the Individual Defendants were each involved in negotiating, reviewing, and approving the Transaction. The 14D-9 purports to describe the various issues and information that they reviewed and considered —descriptions which had input from the Individual Defendants 55. By virtue of the foregoing, the Individual Defendants have violated Section 20(a) of the Exchange Act. 56. Plaintiff and the Class have no adequate remedy at law. Only through the exercise of this Court’s equitable powers can Plaintiff and the Class be fully protected from the immediate and irreparable injury that Defendants’ actions threaten to inflict. PRAYER FOR RELIEF WHEREFORE, Plaintiff demands judgment against defendants jointly and severally, as follows: 9

Case 3:18-cv-06731 Document 1 Filed 11/06/18 Page 11 of 12 1 2 3 4 5 6 7 8 9 10 11 12 13 14 15 16 17 18 19 20 21 22 23 24 25 26 27 28 (A) declaring this action to be a class action and certifying Plaintiff as the Class representative and his counsel as Class counsel; (B) (C) (D) declaring that the 14D-9 is materially false or misleading; enjoining, preliminarily and permanently, the Transaction; in the event that the Transaction is consummated before the entry of this Court’s final judgment, rescinding it or awarding Plaintiff and the Class rescissory damages; (E) directing that Defendants account to Plaintiff and the other members of the Class for all damages caused by them and account for all profits and any special benefits obtained as a result of their breaches of their fiduciary duties. (F) awarding Plaintiff the costs of this action, including a reasonable allowance for the fees and expenses of Plaintiff’s attorneys and experts; and (G) granting Plaintiff and the other members of the Class such further relief as the Court deems just and proper. JURY DEMAND Plaintiff demands a trial by jury. Dated: November 6, 2018 TOSTRUD LAW GROUP, P.C. By: /s/ Jon A. Tostrud Jon A. Tostrud 1925 Century Park East, Suite 2100 Los Angeles, CA 90067 Telephone: (310) 278-2600 Facsimile: (310) 278-2640 Email: jtostrud@tostrudlaw.com Thomas J. McKenna GAINEY McKENNA & EGLESTON 440 Park Avenue South, 5th Floor New York, NY 10016 Telephone: (212) 983-1300 Facsimile: (212) 983-0383 Email: tjmckenna@gme-law.com Attorneys for Plaintiff 10